Exhibit 5.1

August 4, 2023

Arthur J. Gallagher & Co.

2850 W. Golf Road

Rolling Meadows, Il 60008

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to (i) 2,100,000 shares (the “DEPP Shares”) of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), available for issuance pursuant to the Arthur J. Gallagher & Co. Deferred Equity Participation Plan (the “DEPP”), (ii) 900,000 shares (the “DCPP Shares”) of Common Stock available for issuance pursuant to the Arthur J. Gallagher & Co. Deferred Cash Participation Plan (the “DCPP”), (iii) 1,000,000 shares (the “Supplemental Plan Shares,” and together with the DEPP Shares and the DCPP Shares, collectively, the “Shares”) of Common Stock available for issuance pursuant to the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan (the “Supplemental Plan” and together with the DEPP and the DCPP, the “Plans”) and (iv) unsecured obligations to pay deferred compensation in the future in accordance with the terms of the applicable Plan, in the following amounts: (i) $650,000,000 under the DEPP; (ii) $250,000,000 under the DCPP; and (iii) $1,100,000,000 under the Supplemental Plan (the “Deferred Compensation Obligations”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Plans and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

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Arthur J. Gallagher & Co.

August 4, 2023

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that: (i) the Shares, when issued and sold in accordance with the terms set forth in the Plans and against payment therefore, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable, and (ii) the Deferred Compensation Obligations, when issued in accordance with the terms of the Plans, will constitute legal, valid and binding obligations of the Company.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP

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